UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2014

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Jones Road, Suite 500 Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information required by Item 1.01 of Form 8-K is contained in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 17, 2014, Care.com, Inc. (“Care.com”) acquired Citrus Lane, Inc. (“Citrus Lane”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 14, 2014, by and among Care.com, Citrus Lane, Mango Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Care.com (“Merger Sub”), and Fortis Advisors LLC, as the Stockholder Representative. Under the terms of the Merger Agreement, Merger Sub merged with and into Citrus Lane, with Citrus Lane continuing as the surviving corporation and becoming a wholly owned subsidiary of Care.com (the “Merger”).
The consideration paid at the closing for all outstanding shares of Citrus Lane consisted of $22.9 million in cash and 0.4 million shares of Care.com common stock (valued at $4.3 million). In addition, up to $16.4 million in cash and 0.1 million shares of Care.com common stock (valued at $1.2 million) will be payable in the event Citrus Lane achieves certain milestones in 2015 and 2016.  As part of the transaction, the Company also exchanged both vested and unvested options to purchase Citrus Lane common stock for options to purchase Care.com common stock at an exchange ratio implied by the value of the Merger consideration received by the holders of outstanding Citrus Lane shares (valued at $3.8 million), as further described in the Merger Agreement.
The Merger Agreement includes customary representations, warranties and covenants by the parties. Subject to certain exceptions and limitations, the stockholders of Citrus Lane have agreed to indemnify Care.com and its affiliates for damages resulting from any breaches of representations, warranties or covenants of Citrus Lane and other specified matters contained in the Merger Agreement. The indemnification obligations of the Citrus Lane stockholders are secured, in part, by a portion of the Merger consideration which has been placed in escrow.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K above is incorporated herein by reference. The shares of Care.com common stock issued pursuant to the Merger Agreement were issued to the founder of Citrus Lane as partial consideration for all of her outstanding shares in Citrus Lane. The shares issued pursuant to the Merger Agreement were offered and sold in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 7.01 Regulation FD Disclosure.
A copy of the press release issued by Care.com on July 17, 2014 regarding the closing of the Merger is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements of Citrus Lane for the periods specified in Rule 3-05(b) of Regulation S-X required by Item 9.01 of Form 8-K are not included in this Current Report on Form 8-K and will be filed with the Securities and Exchange Commission by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.
(b) Pro Forma Financial Information.
The pro forma financial information specified in Article 11 of Regulation S-X required by Item 9.01 of Form 8-K is not included in this Current Report on Form 8-K and will be filed with the Securities and Exchange Commission by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.
(d) Exhibits.
See the Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014	By:	/s/ John Leahy
John Leahy
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

2.1 (1)	Agreement and Plan of Merger by and among Care.com, Inc., Citrus Lane, Inc., Mango Merger Sub, Inc. and Fortis Advisors LLC, dated as of July 14, 2014

99.1	Press release issued by Care.com, Inc. on July 17, 2014

(1) Exhibits and Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or exhibit to the Securities Exchange Commission upon request.